EX 99.28(g)(2)(iv)

J.P. Morgan

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigneds JNL/BlackRock Commodity Securities Strategy Fund Ltd., JNL/Ivy Asset Strategy Fund Ltd., Curian/AQR Risk Parity Fund Ltd., and Curian/Van Eck International Gold Fund Ltd., each formed under the Companies law of the Cayman Islands, each with an address at P.O. Box 309, Ugland House, Grand Caymans KY1-1104 Cayman Islands, hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and by its signature below, agrees to the terms and conditions of that certain Master Global Custody Agreement (including amendments thereto) (“the Custody Agreement”) as a Customer as such term is defined therein, that certain Settled Securities Class Action Services Addendum, that certain International Proxy Voting Addendum, each dated June 16, 2011, by and among JPMorgan Chase Bank, N.A. and certain affiliated companies of the undersigned effective as of July 1, 2013. By their signature below, each party hereby agrees to replace Schedule A of the Custody Agreement with Schedule A attached hereto.

JNL/BlackRock Commodity Securities Strategy Fund Ltd., JNL/Ivy Asset Strategy Fund Ltd., Curian/AQR Risk Parity Fund Ltd., and Curian/Van Eck International Gold Fund Ltd.
By:	/s/ Susan S. Rhee
Name:	Susan S. Rhee
Title:	Vice President
Date:	June 24, 2013

Acknowledged and agreed:

JPMORGAN CHASE BANK, N.A.
By:	/s/ Brian Eckert
Name:	Brian Eckert
Title:	Vice President
Date:	6/26/2013

Each entity listed on Schedule A to the Custody Agreement
By:	/s/ Susan S. Rhee
Name:	Susan S. Rhee
Title:	Vice President
Date:	June 24, 2013

Addendum to Master Global Custody Agreement

J.P. Morgan
SCHEDULE A

List of Accounts

JNL/BlackRock Global Allocation Fund Ltd

JNL/AQR Managed Futures Strategy Fund Ltd

JNL ASF, LLC

JNL ASF II (SBP), LLC

JNL/BlackRock Commodity Securities Strategy Fund Ltd.

JNL/Ivy Asset Strategy Fund Ltd.

Curian/AQR Risk Parity Fund Ltd.

Curian/Van Eck International Gold Fund Ltd.

Addendum to Master Global Custody Agreement